Exhibit 99.1

Janux Therapeutics Reports Third Quarter 2023 Financial Results and Business Highlights

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Enrollment ongoing for PSMA-TRACTr (JANX007) in prostate cancer
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Enrollment ongoing for EGFR-TRACTr (JANX008) in solid tumors
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Update on clinical programs expected in 2024
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$349.7 million in cash, cash equivalents, and short-term investments at end of third quarter 2023
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Cash and investments projected to support current operating plan through 2027 to generate Phase 1b data for our PSMA and EGFR-TRACTr programs

SAN DIEGO, November 7, 2023 – Janux Therapeutics, Inc. (Nasdaq: JANX) (Janux), a clinical-stage biopharmaceutical company developing a broad pipeline of novel immunotherapies by applying its proprietary technology to its Tumor Activated T Cell Engager (TRACTr) and Tumor Activated Immunomodulator (TRACIr) platforms, today reported financial results for the third quarter ended September 30, 2023, and provided a business update.

“We are pleased with the enrollment in the two clinical studies for our PSMA-TRACTr JANX007 and our EGFR-TRACTr JANX008,” said David Campbell, Ph.D., President and CEO of Janux. “As we enter 2024, equipped with a strong financial foundation, we are committed to advancing these clinical programs and expanding our pipeline so that we can rapidly bring forward new meaningful therapies for cancer patients.”

RECENT BUSINESS HIGHLIGHTS AND FUTURE MILESTONES:

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PSMA-TRACTr (JANX007) continues to enroll in the first-in-human Phase 1 clinical trial in mCRPC (NCT05519449).

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EGFR-TRACTr (JANX008) continues to enroll in the first-in-human Phase 1 clinical trial in advanced or metastatic solid tumors (NCT05783622).

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PD-L1xCD28 TRACIr (JANX009) IND-enabling studies completed.

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TROP2-TRACTr development candidate identification completed.

Janux anticipates providing an update on its clinical programs in 2024.

THIRD QUARTER 2023 FINANCIAL HIGHLIGHTS:

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Cash and cash equivalents and short-term investments: As of September 30, 2023, Janux reported cash and cash equivalents and short-term investments of $349.7 million compared to $327.0 million at December 31, 2022, which we project will be sufficient to fund our current operating plan through 2027 to generate Phase 1b data for our PSMA and EGFR-TRACTr programs.

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Research and development expenses: For the quarter ended September 30, 2023, Janux reported research and development expenses of $11.9 million compared to $13.7 million for the comparable period in 2022.

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General and administrative expenses: For the quarter ended September 30, 2023, Janux reported general and administrative expenses of $6.4 million compared to $6.1 million for the comparable period in 2022.

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Net loss: For the quarter ended September 30, 2023, Janux reported a net loss of $11.6 million compared to $16.7 million for the comparable period in 2022.

Janux’s TRACTr and TRACIr Pipeline

Janux’s first clinical candidate, JANX007, is a TRACTr that targets PSMA and is being investigated in a Phase 1 clinical trial in adult subjects with metastatic castration-resistant prostate cancer (mCRPC). Janux’s second clinical candidate, JANX008, is a TRACTr that targets EGFR and is being studied in a Phase 1 clinical trial for the treatment of multiple solid cancers including colorectal cancer, squamous cell carcinoma of the head and neck, non-small cell lung cancer, and renal cell carcinoma. Janux is also applying its proprietary technology to develop a TRACTr designed to target TROP2, a clinically validated anti-tumor target that is overexpressed in various cancer types, such as breast, lung, urothelial, endometrial, ovarian, prostate, pancreatic, gastric, colon, head and neck, and glioma. Janux’s TRACIr drug candidate, JANX009, is designed for targeting both the programmed death-ligand 1 (PD-L1) receptor as well as the costimulatory CD28 receptor on T cells for the treatment of solid tumors. In addition to named programs, Janux is generating a number of unnamed TRACTr and TRACIr programs for potential future development.

About Janux Therapeutics

Janux is a clinical-stage biopharmaceutical company developing tumor-activated immunotherapies for cancer. Janux’s proprietary technology enabled the development of two distinct bispecific platforms: Tumor Activated T Cell Engagers (TRACTr) and Tumor Activated Immunomodulators (TRACIr). The goal of both platforms is to provide cancer patients with safe and effective therapeutics that direct and guide their immune system to eradicate tumors while minimizing safety concerns. Janux is currently developing a broad pipeline of TRACTr and TRACIr therapeutics directed at several targets to treat solid tumors. Janux has two TRACTr therapeutic candidates in clinical trials, the first targeting PSMA is in development for prostate cancer, and the second targeting EGFR is being developed for colorectal, lung, head and neck, and renal cancers. For more information, please visit www.januxrx.com and follow us on LinkedIn.

Forward-Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, Janux’s ability to bring new treatments to cancer patients in need, expectations regarding the timing, scope and results of Janux’s development activities, including its ongoing and planned preclinical studies and clinical trials, the timing of and plans for regulatory filings, the potential benefits of Janux’s product candidates and platform technologies, expectations regarding the use of Janux’s platform technologies to generate novel product candidates and the strength of Janux’s balance sheet and the adequacy of cash on hand. Factors that may cause actual results to differ materially include the risk that compounds that appear promising in early research do not demonstrate safety and/or efficacy in later preclinical studies or clinical trials, the risk that Janux may not obtain approval to market its product candidates, uncertainties associated with performing clinical trials, regulatory filings and applications, risks associated with reliance on third parties to successfully conduct clinical trials, the risks associated with reliance on outside financing to meet capital requirements, and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “promise,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties Janux faces, please refer to Janux’s periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Janux assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Janux Therapeutics, Inc.

Condensed Balance Sheets

(in thousands)

	September 30, 2023	December 31, 2022
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$17,152	$51,426
Short-term investments	332,560	275,590
Prepaid expenses and other current assets	5,483	5,423
Total current assets	355,195	332,439
Restricted cash	816	816
Property and equipment, net	7,317	7,086
Operating lease right-of-use assets	21,208	22,279
Other long-term assets	2,314	1,390
Total assets	$386,850	$364,010

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,505	$2,159
Accrued liabilities	6,831	8,010
Current portion of deferred revenue	3,648	5,406
Unvested stock liabilities	25	169
Current portion of operating lease liabilities	1,462	763
Total current liabilities	14,471	16,507
Deferred revenue, net of current portion	—	2,221
Operating lease liabilities, net of current portion	23,431	24,542
Total liabilities	37,902	43,270
Total stockholders’ equity	348,948	320,740
Total liabilities and stockholders’ equity	$386,850	$364,010

Janux Therapeutics, Inc.

Unaudited Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Collaboration revenue	$2,517	$1,813	$5,622	$5,767
Operating expenses:
Research and development	11,892	13,737	42,681	38,007
General and administrative	6,438	6,098	19,783	16,585
Total operating expenses	18,330	19,835	62,464	54,592
Loss from operations	(15,813)	(18,022)	(56,842)	(48,825)
Total other income	4,245	1,326	10,307	1,831
Net loss	$(11,568)	$(16,696)	$(46,535)	$(46,994)
Other comprehensive loss:
Unrealized gain (loss) on available-for-sale securities, net	(115)	(370)	360	(2,007)
Comprehensive loss	$(11,683)	$(17,066)	$(46,175)	$(49,001)
Net loss per common share, basic and diluted	$(0.25)	$(0.40)	$(1.08)	$(1.13)
Weighted-average shares of common stock outstanding, basic and diluted	45,708,649	41,526,524	43,117,403	41,431,023

Contacts

Investors:

Andy Meyer

Janux Therapeutics

ameyer@januxrx.com

(202) 215-2579

Media:

Jessica Yingling, Ph.D.

Little Dog Communications Inc.

jessica@litldog.com

(858) 344-8091